Exhibit 10.34

Execution Version

Patent and Know How License Agreement

Between

Air Assist LLC

and

The Procter & Gamble Company

Table of Contents

Articles

1.	Definitions	3
2.	PHASE 1 Conceptual Plan	3
3.	PHASE 2 – Pilot Plant	5
4.	PHASE 3 – Commercialization	6
5.	Payments	9
6.	Ownership of IMPROVEMENTS	12
7.	Term	12
8.	Termination	13
9.	Effect of Termination	15
10.	LICENSED PATENTS – Additional Obligation	15
11.	Additional License Obligations	17
12.	Audit & Inspection	18
13.	Assignment & Delegation	19
14.	Confidentiality	20
15.	Other Representations & Warranties	22
16.	Infringement	23
17.	Indemnification & Insurance	24
18.	Miscellaneous	25

Execution Version

Schedules

1.	Schedule 1.1 – Definitions	32

2.	Schedule 1.1.21 - LICENSED PATENTS	38

Exhibits

1.	EXHIBIT 1 - PHASE 1 DELIVERABLES	39
2.	EXHIBIT 2 - PHASE 1 SUCCESS CRITERIA	40
3.	EXHIBIT 3 - PHASE 2 WORK PLAN	41
4.	EXHIBIT 4 - PHASE 2 SUCCESS CRITERIA	42
5.	EXHIBIT 5 – NET PROFIT Calculation	43
6.	EXHIBIT 6 – Examples of Annual Royalty Adjustments	44
7.	EXHIBIT 7 – Annual Calculation of Direct and Allocated Costs	45
8.	EXHIBIT 8 – Example of a Warrant Agreement	46

[Remainder of page intentionally left blank.]

Execution Version

Preamble

This license agreement, effective and binding as of the last date of signing of this agreement (“EFFECTIVE DATE”), is between [Air Assist LLC], a Delaware limited liability company and AFFILIATES (collectively, “LICENSEE”); and The Procter & Gamble Company, an Ohio corporation and AFFILIATES (collectively, “OWNER”).

Background

OWNER is the owner of certain patents and know-how relating to the manufacture and production of LICENSED PRODUCT.

LICENSEE wants to obtain a license to use the patents and know-how in connection with the manufacture, sale, and distribution of LICENSED PRODUCT in certain fields and territories.

OWNER wants to grant such a license to LICENSEE.

agreement

The PARTIES therefore agree as follows:

1.	Definitions

1.1.	General. The capitalized terms defined in this agreement have the meanings indicated for purposes of this agreement; non-capitalized terms have their ordinary meaning as determined by context, subject matter, and/or scope, except as noted in Paragraph 18.2 (Construction). A list of these defined terms with definitions or a cross-reference to the location of their respective definition within this agreement is set forth in Schedule 1.1.

2.	PHASE 1 - Conceptual Plan

2.1.	PHASE 1 PATENT AND KNOW-HOW LICENSE. OWNER hereby grants LICENSEE a SOLE, worldwide, royalty free, non-assignable (except as specifically provided in this agreement) and otherwise non-transferable, without the right to sublicense, under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to make, have made, use, offer to sell, and sell LICENSED PRODUCT for the PHASE 1 TERM (“PHASE 1 PATENT LICENSE”).

2.2.	PHASE 1 Engagement Fee. LICENSEE will pay OWNER four, non-refundable, non-creditable, engagement fee payments of $[***] each. The first payment will be payable within 30 days after the end of the first calendar quarter of 2018. The second payment will be due within 30 days after the end of the second calendar quarter of 2018, the third payment will be due within 30 days after the end of the third calendar quarter of 2018, and the fourth payment will be due within 30 days after the end of the fourth calendar quarter of 2018.

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2.3.	PHASE 1 DELIVERABLES. The PHASE 1 DELIVERABLES, attached as Exhibit 1, outline the deliverables necessary to achieve the PHASE 1 SUCCESS CRITERIA (“PHASE 1 DELIVERABLES”).

2.4.	PHASE 1 SUCCESS CRITERIA. The PHASE 1 SUCCESS CRITERIA, attached as Exhibit 2, outline the achievements necessary to enter PHASE 2 or PHASE 3, the success of which are determined at sole discretion of LICENSEE (“PHASE 1 SUCCESS CRITERIA”). OWNER may make non-binding recommendations whether to proceed to PHASE 2 or PHASE 3, based on the PHASE 1 SUCCESS CRITERIA.

2.5.	OWNER Personnel Resources. OWNER will provide access to LICENSEE the equivalent of 3 full-time employees (“FTEs”) from research and development, product supply or engineering to execute against the PHASE 1 DELIVERABLES for the first 4 months of the calendar year 2018. The cost for these resources will be $[***] paid by LICENSEE to OWNER on or before 30 May 30, 2018. It is anticipated that OWNER FTEs will continue to work with LICENSEE, and be funded by LICENSEE after such 4 month period. LICENSEE and OWNER will each use commercially reasonable efforts to mutually agree to FTE requirements for the duration of 2018.

2.6.	OWNER Materials. Within 90 days after the EFFECTIVE DATE, OWNER will provide to LICENSEE copies of all technical drawings, books, records and other materials within OWNER’s possession which are necessary for LICENSEE to meet the PHASE 1 and PHASE 2 SUCCESS CRITERIA. OWNER will grant LICENSEE access to and the use of, current and future virtual technical design modules, and Modeling and Simulation tools applicable to LICENSED PRODUCT at OWNER’s sole discretion. The code, content, and know-how related to all current and future virtual technical design modules, and Modeling and Simulation tools will not be disclosed to LICENSEE, nor will any virtual tool designs be analyzed by LICENSEE. However, LICENSEE will be given full access to work with Kinetic Vision, or at OWNER’s option, other partners who perform a similar function, to provide access to the functionality required to advance LICENSEE’s technical program.

2.7.	OWNER Macro Line. OWNER will grant LICENSEE access to OWNER facilities and equipment (including prototyping facilities and mini test stands for process development and preparation of sample packs) and the use of the AIR ASSIST Macro line at a cost and terms to be mutually agreed upon in writing by OWNER and LICENSEE.

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2.8.	Resource Costs. LICENSEE will be responsible for all costs under Paragraphs 2.3 (PHASE 1 DELIVERABLES), 2.4 (PHASE 1 SUCCESS CRITERIA), and 2.5 (OWNER Personnel Resources) with costs under 2.5 payable to OWNER 30 days after the end of the period in which resources are used. If the period is longer than 90 days, payment will be made 30 days after each successive 90 day period.

2.9.	Travel Costs. LICENSEE will be responsible for all reasonable and necessary travel costs incurred by OWNER in support of the PHASE 1 DELIVERABLES and PHASE 1 SUCCESS CRITERIA, subject to prior written approval by LICENSEE.

2.10.	PHASE 1 TERM. PHASE 1 of this agreement is effective from the EFFECTIVE DATE and terminates 12 months after the EFFECTIVE DATE (“PHASE 1 TERM”) unless terminated earlier under Article 8 (Termination).

3.	PHASE 2 - Pilot Plant

3.1.	Pilot Plant Funding. LICENSEE will be solely responsible for all costs related to the pilot plant, including construction, materials, and management. LICENSEE will be the sole owner of such property.

3.2.	PHASE 2 PATENT AND KNOW-HOW LICENSE. OWNER hereby grants LICENSEE a SOLE, worldwide, royalty free, non-assignable and otherwise non-transferable license, without the right to sublicense, under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to make, have made, use, offer to sell, and sell LICENSED PRODUCT for the PHASE 2 TERM.

3.3.	PHASE 2 Engagement Fee. LICENSEE will pay OWNER a non-refundable, non-creditable, PHASE 2 engagement fee payment. The engagement fee will be $[***] and will be due on or before December 31, 2019.

3.4.	PHASE 2 WORK PLAN. The PHASE 2 WORK PLAN is attached as Exhibit 3 to this agreement and it outlines the work necessary to achieve the PHASE 2 SUCCESS CRITERIA (“PHASE 2 WORK PLAN”). If the PHASE 2 WORK PLAN is not completed and LICENSEE elects not to proceed to PHASE 3, then this agreement will terminate at the end of the PHASE 2 TERM.

3.5.	PHASE 2 SUCCESS CRITERIA. The PHASE 2 SUCCESS CRITERIA are attached as Exhibit 4 and outline the achievements necessary to continue to PHASE 3, the success of which will be determined at sole discretion of LICENSEE (“PHASE 2 SUCCESS CRITERIA”). If the PHASE 2 SUCCESS CRITERIA are not completed and LICENSEE elects not to proceed to PHASE 3, then this agreement will terminate at the end of the PHASE 2 TERM.

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3.6.	OWNER Personnel Resources. It is anticipated that OWNER FTEs will continue to work with LICENSEE, and be funded by LICENSEE. LICENSEE and OWNER will use commercially reasonable efforts to mutually agree to the cost and duration of the ongoing support by OWNER FTEs.

3.7.	Resource Costs. LICENSEE will be responsible for all costs under Paragraphs 3.4 (PHASE 2 WORK PLAN), 3.5 (PHASE 2 SUCCESS CRITERIA), and 3.6 (OWNER Personnel Resources), with costs under 3.6 payable to OWNER 30 days after the end of the quarter in which resources are used.

3.8.	Travel Costs. LICENSEE will be responsible for all reasonable and necessary travel costs incurred by OWNER in support of the PHASE 2 WORK PLAN and PHASE 2 SUCCESS CRITERIA, subject to prior written approval by LICENSEE.

3.9.	PHASE 2 TERM. PHASE 2 is effective from the end of PHASE 1 and terminates 24 months after the end of PHASE 1 (“PHASE 2 TERM”) unless terminated earlier under Article 8 (Termination).

4.	PHASE 3 – Commercialization

4.1.	Warrant. LICENSEE and OWNER or AFFILIATE of OWNER will cause to be executed a warrant, subject to the terms and conditions provided within the WARRANT AGREEMENT.

4.2.	PHASE 3 PATENT AND KNOW-HOW LICENSE. OWNER hereby grants LICENSEE a SOLE, worldwide, royalty free, non-assignable (except as specifically provided in this agreement) and otherwise non-transferable license, without the right to sublicense, under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to make, have made, use, offer to sell, and sell LICENSED PRODUCT for the PHASE 3 TERM (“PHASE 3 PATENT LICENSE”).

4.3.	COMMERCIAL PLANT Funding and Construction. LICENSEE will start construction of a 1st COMMERCIAL PLANT for the manufacture of LICENSED PRODUCT, including construction, materials, and management within the first 6 months of the PHASE 3. Licensee will have a fully operational commercial production line producing LICENSED PRODUCT within the later of 48 months from the EFFECTIVE DATE or the end of PHASE 3. This agreement will terminate at the election of OWNER upon written notice to LICENSEE if LICENSEE is unable to either: (a) begin construction on a commercial production line for the COMMERCIAL PLANT within 6 months of start of PHASE 3 or (b) have a fully operational commercial production line producing LICENSED PRODUCT within the later of 48 months from the EFFECTIVE DATE or the end of PHASE 3.

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4.4.	PHASE 3 TERM. PHASE 3 is effective from the end of the PHASE 2 TERM and terminates 12 months after the end of the PHASE 2 TERM (“PHASE 3 TERM”) unless terminated earlier under Article 8 (Termination). The PHASE 3 engagement fee will be $[***] and will be due on or before December 31, 2021. If LICENSEE builds and starts production of a COMMERCIAL PLANT for the manufacture of LICENSED PRODUCT before December 31, 2021, the second PHASE 3 engagement fee of $[***] will be due on the day production of LICENSED PRODUCT begins.

4.5.	START OF SALES. At or before the end of PHASE 3, LICENSEE will start and maintain commercial sales from the 1st COMMERCIAL PLANT (“START OF SALES”). If LICENSEE is unable to start and maintain commercial sales, LICENSEE will still be subject to the provisions of Paragraph 4.3 (Plant Funding and Construction), or Paragraph 4.8 (Annual Minimum Royalties).

4.6.	COMMERCIAL PATENT AND KNOW-HOW LICENSE. OWNER hereby grants LICENSEE a SOLE, royalty bearing, worldwide, non-assignable and otherwise non-transferable, revocable, license under OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS to make, have made, use, offer to sell, and sell the LICENSED PRODUCT, subject to the following time restrictions (“COMMERCIAL PATENT LICENSE”). The term for this worldwide COMMERCIAL PATENT LICENSE will begin at the end of the PHASE 3 TERM and will end as set forth in Section 7.1.

4.7.	Royalties. LICENSEE will pay a royalty to OWNER every year according to the per-package Estimated Royalty Rate defined in Table 4.7 or the Minimum Royalty defined in Paragraph 4.8 (Minimum Royalty), whichever is greater. If the calculated Estimated Royalty per Table 4.7 is greater than the Minimum royalty the following will apply. If the calculated Estimated Royalty on the number of packages sold divided by the packages sold is less than [***]% of the NET PROFIT per package sold as defined in Exhibit 5, in any given calendar year, LICENSEE will pay OWNER the difference in the following calendar year. If the calculated Estimated Royalty on the number of packages sold divided by the packages sold is more than [***]% of the NET PROFIT per package sold in any given calendar year, OWNER will pay LICENSEE the difference in the following calendar year. If OWNER is required to refund money to LICENSEE in any calendar year, LICENSEE will still be responsible to meet the Minimum Royalty for that calendar year. Royalty rates will begin, at the latest, 48 months after the EFFECTIVE DATE and will be due quarterly, 30 days after the end of each quarter. Exhibit 6 provides examples of the end of year adjustments to the estimated royalties paid by LICENSEE.

Execution Version

Table 4.7

Estimated Royalty Rate	Bracket
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

4.8.	Annual Minimum Royalties. The Minimum Royalty to maintain the SOLE COMMERCIAL PATENT AND KNOW-HOW LICENSE will be:

4.8.1.	In Year 5 of this agreement = $[***]

4.8.2.	In Year 6 of this agreement = $[***]

4.8.3.	In Year 7 of this agreement = $[***]

4.8.4.	In Year 8 of this agreement = $[***]

4.8.5.	In Year 9 of this agreement = $[***]

4.8.6.	In Year 10 of this agreement = $[***]

4.8.7.	In Year 11 of this agreement = $[***]

4.8.8.	In Year 12 of this agreement = $[***]

4.8.9.	In Year 13 of this agreement = $[***]

4.8.10.	In Year 14 and all future years of this agreement = $[***] per year

4.9.	Failure to Pay Minimum Royalties. If LICENSEE fails to pay at least the Minimum Royalty in any year, the COMMERCIAL PATENT AND KNOW-HOW LICENSE will immediately revert to a non-exclusive license and OWNER’s right to collect at least [***]% of the NET PROFIT per package sold by LICENSEE will increase to [***]% of the NET PROFIT per package sold as defined in Paragraph 4.7 (Royalties). OWNER will thereafter have the right to license OWNER’s PRE-EXISTING IP, LICENSED IP and IMPROVEMENTS to THIRD PARTIES, subject to the remaining rights of LICENSEE under this agreement. Should a THIRD PARTY begin selling LICENSED PRODUCT using OWNER PRE-EXISTING IP, LICENSED IP and IMPROVEMENTS, the royalty paid to OWNER by LICENSEE will automatically revert to [***]% of NET PROFIT per package. If LICENSEE pays all minimums due before OWNER licenses the OWNER’s PRE-EXISTING IP, LICENSED IP and IMPROVEMENTS to a THIRD PARTY, LICENSEE’s SOLE license will be reinstated.

Execution Version

4.10.	OWNER Supply of LICENSED PRODUCT. At OWNER’s sole discretion but subject to terms to be agreed with LICENSEE, LICENSEE may meet all or any agreed portion of OWNER’s supply needs for LICENSED PRODUCT during the TERM. LICENSEE will be required to meet all of OWNER’s specifications and requirements for the LICENSED PRODUCT. The terms of LICENSEE’s supply to OWNER of LICENSED PRODUCT will be negotiated in a separate supply agreement to be negotiated between LICENSEE and OWNER using commercially reasonable efforts. LICENSEE will not be responsible to pay royalties to OWNER for products LICENSEE supplies to OWNER.

4.11.	Most Favored Nation Pricing. For each CONTRACT YEAR, LICENSEE will not sell the LICENSED PRODUCT to any THIRD PARTY (taking account of comparable terms as to volume, package complexity and period) for less than the price LICENSEE offers to OWNER for the same CONTRACT YEAR (“MFN PRICING”).

5.	Payments

5.1.	Payment Due Dates. LICENSEE will pay all royalty obligations under this agreement which accrued after the end of Phase 3 within 30 calendar days following the end of each quarterly period of the CONTRACT YEAR in which the royalties have accrued. LICENSEE will pay all other payments and fees accruing to OWNER under the terms of this agreement on or before their respective due dates. OWNER will pay any obligations under this agreement to LICENSEE within 30 calendar days following the end of the CONTRACT YEAR in which the royalties have accrued.

5.2.	Late Payments. Payments provided for in this agreement, when overdue, will bear interest at a rate of [***]% per annum for the time period from the payment due date until payment is received by OWNER.

5.3.	Wire Transfer. All payments, fees and royalties are to be transferred by wire to OWNER’s Citibank, New York, USD account labeled [***], ABA#[***], or as OWNER might otherwise direct in writing. If a subject payment, fee, or royalty must be paid in non-USD pursuant to Paragraph 5.6 (Currency), then LICENSEE will promptly notify OWNER and OWNER will provide LICENSEE the appropriate P&G-required bank deposit information.

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5.4.	Payment Reference. In the detail section of the transmission for royalty payments, LICENSEE will provide the following statement: AIR ASSIST Technologies Royalty Payment for Patent License, Contract # [____]: For Royalty Period (_____)”, providing within the parentheses the period the royalties relate to, e.g., “(First Half, 2016)”. OWNER will provide the contract number to LICENSEE together with a Contract Administration packet.

5.5.	Payment Notice. When money is transferred, LICENSEE will send a notice to the following address, and/or such other address as OWNER designates by written notice:

The Procter & Gamble Company

P.O. Box 330176

West Hartford, CT 06133-0176

Attention: Contract Administration

Telephone: (860) 236-8002

Fax: (860) 570-2444

5.6.	Currency. LICENSEE will pay all royalties and other payment obligations of LICENSEE in USD. If the royalty was generated in non-USD, then the royalties will be calculated separately for each quarterly period by determining the aggregate NET SALES of LICENSED PRODUCT for that quarter in local currency, then converting same to USD using an average of the conversion rates for the first through last BUSINESS DAY of that quarterly period as published in The Wall Street Journal, New York edition. The royalties for each quarterly period will be calculated separately as described, and then added to arrive at the royalty payment in USD.

5.7.	Statements & Reports. With the exception of royalties which are paid quarterly, Within75 calendar days after the end of each calendar year, LICENSEE will prepare and issue to OWNER verified reports for each calendar year in the English language that will include:

5.7.1.	Label. a label identifying this agreement’s title, reference number, and quarterly period;

5.7.2.	Totals. total number or amount of LICENSED PRODUCT sold or OTHERWISE DISTRIBUTED by LICENSEE;

5.7.3.	Sales. GROSS SALES and NET SALES;

5.7.4.	Deductions & Returns. itemized deductions and returns by LICENSED PRODUCT, used to calculate NET SALES;

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5.7.5.	Direct and Allocated Costs. The direct and allocated costs used to calculate the NET PROFIT of each package sold as defined in Exhibit 5;

5.7.6.	Royalties. the royalties accrued during the quarterly period and payable to OWNER by LICENSEE, including supporting summary calculations;

5.7.7.	Forecasts. LICENSEE’s forecasts for NET PROFIT per package sold and the forecast of number of packages LICENSEE will sell for the next 4 quarterly periods; and

5.8.	Report if No Product Sold. If no LICENSED PRODUCT is sold or OTHERWISE DISTRIBUTED by LICENSEE during the reporting period, LICENSEE will prepare and issue a report to OWNER to that effect, within 30 calendar days after the end of each quarterly period.

5.9.	Transmitting Reports. LICENSEE will transmit, via a method and form as directed by OWNER, the reports of Paragraphs 5.7 (Statements & Reports) and 5.8 (Report if No Product Sold) to the following addresses, or such other address as OWNER designates by written notice:

The Procter & Gamble Company

P.O. Box 330176

West Hartford, CT 06133-0176

Attention: Contract Administration

Telephone: (860) 236-8002

Fax: (860) 570-2444

Email: contracts@pg-compl.com

5.10.	Taxes. LICENSEE is responsible for timely paying all taxes on the sales of LICENSED PRODUCT.

5.11.	Withholding. If any taxes on sales of LICENSED PRODUCT are owed by OWNER and required by law or regulation to be withheld on any royalty or other payments under this agreement, then:

5.11.1.	Payment. LICENSEE will timely pay the taxes on behalf of OWNER.

5.11.2.	Deduction. LICENSEE will deduct the amount of the taxes from the subject royalty before paying the royalty to OWNER.

5.11.3.	Certificate. LICENSEE will provide to OWNER a certified copy of the withholding tax certificate for the taxes.

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5.11.4.	Assistance. LICENSEE will assist OWNER with obtaining other necessary documentation for the taxes, including documentation required by revenue authorities to enable OWNER to claim exemption or repayment of the taxes.

6.	Ownership of IMPROVEMENTS

6.1.	IMPROVEMENTS. IMPROVEMENTS made by the PARTIES, solely or jointly, are owned by OWNER, and any rights that might accrue to LICENSEE arising from its inventive contribution to IMPROVEMENTS are hereby assigned to OWNER. Despite anything to the contrary in this agreement except Section 6.2, any decision as to whether to file a patent application, continue prosecution of a patent application, or continue the maintenance of any granted patent on an IMPROVEMENT will be at OWNER’s discretion. LICENSEE will sign any documents that OWNER deems reasonably necessary to secure OWNER’s proprietary rights as set forth in this Paragraph 6.1, such as to obtain and/or maintain patents, worldwide, or other protection covering IMPROVEMENTS and to fully cooperate as requested to do so in the prosecution and/or maintenance of such patents or other applications. Any such filing, prosecution and maintenance as well as the drafting of any such documents will be at OWNER’s expense.

6.2.	Unelected IMPROVEMENTS. The Parties will discuss, in good faith, whether the IMPROVEMENTS will be maintained as a trade secret. If OWNER elects not to file patent applications on IMPROVEMENTS or maintain as a trade secret, LICENSEE will have the option of filing patent applications at LICENSEE’s expense, with LICENSEE having sole ownership (“AIR ASSIST FILINGS”). LICENSEE will provide OWNER a non-exclusive, royalty-free license to any AIR ASSIST FILINGS, which will convert to an exclusive, royalty-free license at the end of the TERM. For the life of the AIR ASSIST FILINGS, OWNER, at OWNER’s sole discretion, may purchase from LICENSEE any of the AIR ASSIST FILINGS for the associated filing and legal costs, subject to the rights of Paragraph 6.1 (IMPROVEMENTS).

6.3.	PRE-EXISTING IP. Each PARTY’s PRE-EXISTING IP will remain the absolute unencumbered property of the respective owner of the rights at the EFFECTIVE DATE, except for the limited rights explicitly set forth in this agreement.

7.	Term

7.1.	Term. This agreement is effective from the EFFECTIVE DATE and continues until terminated under Article 8 (Termination), unless terminated earlier under the PHASE 1 TERM, or PHASE 2 TERM; (any such period, the “TERM”).

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8.	Termination

8.1.	Breach. Either PARTY may terminate this agreement if the other PARTY is in material breach of any representation, warranty, obligation, or agreement contained in this agreement, after providing written notice to the other PARTY of such intent and reason for termination. This termination will be: (a) effective immediately upon notice with respect to breaches that are not curable; and (b) effective within 90 calendar days after the date of the notice for curable breaches, unless before the end of that period the other PARTY cured the breach identified in the notice. If the breach is cured in the specified period and the breaching PARTY receives written acknowledgement from the non-breaching PARTY that the breach has been cured, then the notice of termination will be void and of no effect. LICENSEE’s failure to meet the provisions of Paragraph 4.3 (Plant Funding and Construction) will be material breaches of this agreement.

8.2.	Cause. Despite Paragraph 8.2 (Breach), OWNER may terminate this agreement immediately upon written notice to LICENSEE at any time selected by OWNER, following the occurrence of any one or more of the events of Paragraph 8.3.1 (False Report), 8.3.2, (False Claim) or 8.3.3 (Insolvency), unless the event is cured within 7 calendar days after the date of the event and the breaching PARTY provides written acknowledgement to the non-breaching PARTY that the breach has been cured:

8.2.1.	False Report. if LICENSEE at any time makes a knowingly false report, or habitually makes inaccurate reports,

8.2.2.	False Claim. if LICENSEE has made any knowingly false claim about LICENSED PRODUCT, including claims of product performance and/or efficacy;

8.2.3.	Insolvency. Despite Paragraph 8.2 (Breach), this agreement immediately terminates if LICENSEE: (a) suspends or discontinues substantially all of its business operations; (b) makes any assignment for the benefit of its creditors; (c) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any part of its property; (d) fails to pay or admits in writing its inability to pay its debts generally as they become due; (e) has involuntary bankruptcy proceedings commenced against it under the United States Bankruptcy Code (and such proceedings or petition remains undismissed or unstayed for a period of more than 60 days); (f) institutes, or consents to any proceeding seeking to have entered against LICENSEE an order for relief under the United States Bankruptcy Code; or (g) institutes, or consents to any proceeding seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of LICENSEE or its debts under any law relating to bankruptcy or insolvency.

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8.3.	Equipment Attachment. This agreement immediately terminates if any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, is entered or filed against LICENSEE, or against any of LICENSEE’s property, in an aggregate amount in excess of $[***] (except to the extent fully covered by insurance under which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded, or unstayed for a period of 30 days.

8.4.	Validity Challenge. Despite Paragraph 8.2 (Breach), and in view of the representations set forth in Paragraphs 10.3 (Representation of Conflict Avoidance Benefit) and 10.4 (Representation of Patent Validity / Enforceability / Infringement), if LICENSEE or any LICENSEE AFFILIATE initiates one or more challenges, or assists either directly or indirectly in the initiation of one or more challenges to the validity or enforceability of any of the LICENSED PATENTS in any manner, including requesting a declaration of invalidity or unenforceability in a court, administrative or government proceeding, or other tribunal of competent jurisdiction, or by cooperating with a THIRD PARTY to do so, then OWNER may, at its discretion, terminate this agreement immediately upon written notice to LICENSEE. The termination may be as to the entirety of this agreement or as to the particular one or more LICENSED PATENTS involved. The invalidity or unenforceability of any LICENSED PATENTS will not create an obligation of OWNER to refund to LICENSEE any royalties or other fees paid by LICENSEE to OWNER.

8.5.	Termination for Convenience. Either PARTY can terminate with the written consent of the other PARTY and after providing 90 days’ notice. Obligations under this agreement shall continue to accrue during the 90 day notice period, including the obligation to make any payments due under this agreement.

8.6.	Termination Upon Lack of Commercialization Potential. LICENSEE may terminate this agreement at any time if, in LICENSEE’s sole discretion, any applicable SUCCESS CRITERIA will not be satisfied or the underlying LICENSED PRODUCTS are not desirable for commercialization. Notwithstanding anything to the contrary in this Agreement, upon any such termination by LICENSEE under this Section 8.6, LICENSEE shall have no continuing obligations for any payments accruing under this agreement after the effective date of termination.

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9.	Effect of Termination.

9.1.	Surviving Rights & Obligations. Termination of this agreement will not relieve either PARTY of any obligations accruing prior to such termination, including those set forth in: Articles 5 (Payments), 14 (Confidentiality), 15 (Other Representations & Warranties), and 17 (Indemnification & Insurance).

9.2.	Reversion. Upon the termination of this agreement, all rights granted to LICENSEE will revert to OWNER, and LICENSEE will have no claim against OWNER for compensation of loss of business or goodwill, or for any other damages that might result from such termination of this agreement.

9.3.	Payment. OWNER is entitled to retain all royalties and other things of value paid or delivered to OWNER prior to termination. The entire unpaid balance of all royalties or other fees owing and due under this agreement will immediately become due and payable upon termination.

9.4.	Execute Documents. LICENSEE will sign all documents necessary to terminate of record any of LICENSEE’s rights under this agreement; OWNER will prepare such documents at OWNER’s expense.

9.5.	Production and Sale Rights After Termination. Upon termination of this agreement, LICENSEE shall cease all production and sale of completed LICENSED PRODUCT. Production and sale of LICENSED PRODUCT where production had begun prior to notice of termination may continue for one year after termination, subject to the royalty payments of this agreement.

10.	LICENSED PATENTS – Additional Obligations

10.1.	Patent Prosecution & Maintenance. OWNER will determine, in its discretion, whether and in what manner to file, prosecute, obtain, register and maintain LICENSED PATENTS, and patent applications and patents on IMPROVEMENTS (“PATENT PROSECUTION”). OWNER agrees to use reasonable efforts to file and prosecute patent applications and maintain LICENSED PATENTS. OWNER will keep LICENSEE reasonably informed and provided the opportunity to comment on major decisions concerning such activities. At the end of each calendar year, OWNER will provide LICENSEE a summary of the LICENSED PATENTS portfolio, an updated Schedule 1.1.21, and make available to LICENSEE one intellectual property attorney working for OWNER who can answer questions about the LICENSED PATENTS portfolio and provide a non-binding projection of how OWNER will handle the portfolio in the next calendar year. To the extent OWNER elects to conduct PATENT PROSECUTION, OWNER will be financially responsible for all fees associated with such PATENT PROSECUTION.

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10.2.	Patent Marking. LICENSEE will not mark LICENSED PRODUCT with any LICENSED PATENTS nor reference any LICENSED PATENTS in advertising unless requested in writing by OWNER. Upon OWNER’s request, LICENSEE will place in a conspicuous location on any LICENSED PRODUCT sold in the US, the words “US Patent(s)” followed by a listing of the applicable LICENSED PATENTS. Upon OWNER’s request, LICENSEE will place in a conspicuous location, on any subject LICENSED PRODUCT for sale outside the US, a patent notice in accordance with the applicable patent marking laws of the country in which the LICENSED PRODUCT is made and/or sold, should such marking serve as legal notice to would-be infringers. It will be LICENSEE’s responsibility to ensure compliance with all applicable laws and regulations.

10.3.	Representation of Conflict Avoidance Benefit. The PARTIES represent that a mutual benefit of the license(s) granted in this agreement is the avoidance of expending financial and/or other resources on any potential conflict between the PARTIES regarding what OWNER would otherwise consider infringement of its LICENSED PATENTS in the absence of the license(s) granted in this agreement.

10.4.	No Other Licenses Granted to LICENSEE. The licenses granted LICENSEE under this agreement are limited to those specifically set forth in Paragraphs 2.1 (PHASE 1 PATENT AND KNOW-HOW LICENSE), 3.2 (PHASE 2 PATENT AND KNOW-HOW LICENSE), 4.2 (PHASE 3 PATENT AND KNOW-HOW LICENSE), and 4.6 (COMMERCIAL PATENT AND KNOW-HOW LICENSE). Nothing in this agreement will be construed to grant LICENSEE any rights or licenses to any other certification mark, copyright, domain name or other URL, know-how, logo, patent, product name, service mark, technical information, trademark, trade name, or other intellectual property of OWNER. All rights not specifically granted to LICENSEE are reserved by OWNER.

10.5.	Conversion to Non-exclusive. Despite anything to the contrary in this agreement, upon the occurrence of any one or more of the following events, and unless and until terminated under any rights to terminate under this agreement (specifically including any termination events that include a cure period), the SOLE license grant under this agreement will immediately become non-exclusive at OWNER’s sole discretion; LICENSEE is specifically not entitled to any cure period to avoid such conversion to non-exclusive:

10.5.1.	Failure to Pay. If LICENSEE fails to make a timely payment to OWNER of any royalties or other payments due under this agreement and LICENSEE fails to make such payment within 7 days of written notice by OWNER.

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11.	Additional Obligations

11.1.	Product and Development Costs. LICENSEE will be solely responsible for all costs of all of LICENSEE’s activities associated with LICENSED PRODUCT including all costs associated with manufacture, distribution, sale, advertising, promotion, packaging design, and artwork. OWNER will be responsible for its own development costs to support OWNER’s specific efforts, including but not limited to P&G small scale market tests and for any OWNER initiated IMPROVEMENTS.

11.2.	Compliance with Laws. LICENSEE represents as of the EFFECTIVE DATE and warrants for the TERM, that LICENSEE is, and will at all times be, in full compliance with all applicable governmental, legal, regulatory and professional requirements associated with LICENSED PRODUCT; including all applicable codes, certifications, decrees, judgments, laws, orders, ordinances, regulations, and rules; including those related to: advertising and marketing, adulteration and contamination, antitrust, board of health, branding and labeling, consumer protection and safety, customs, employment, environmental matters (including NSF certification, state certification, extraction results, California Proposition 65, and applicable EPA regulations), fair trade, immigration, importation of materials, labor, product quality, working conditions, worker health and safety, and all applicable privacy laws (regulations, rules, opinions or other governmental and/or self-regulatory group requirements or statements of position), and the manufacture, marketing, and distribution of the LICENSED PRODUCT (collectively, “LAWS”). OWNER accepts no responsibility or liability for the noncompliance of LICENSEE or its contract manufacturers with any applicable LAWS.

11.3.	No Child Labor. Neither LICENSEE nor its contract manufacturers will engage in child labor practices or in unfair labor practices and LICENSEE will be responsible to verify compliance by its contract manufacturers. For purposes of this paragraph, the term “child” means any person younger than the age of completion of compulsory schooling; but in any event no person younger than the age of 15 will be employed in the manufacturing, packaging, or distribution of the LICENSED PRODUCT.

11.4.	Trade & Consumer Research. LICENSEE will provide OWNER full access to any trade or consumer research conducted on the LICENSED PRODUCT, even if funded entirely by LICENSEE. This research will be conducted in such a way as to assure the legality of this access. LICENSEE will ensure that OWNER will have the unlimited and unrestricted right to use these research learnings and data for OWNER’s own use in OWNER’s future commercial endeavors.

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12.	Audit & Inspection

12.1.	Record Keeping. LICENSEE will keep and maintain at its regular place of business complete and accurate books and records of all transactions carried out by LICENSEE in connection with the creation and sales of LICENSED PRODUCT under this agreement, sufficient to comply with United States Generally Accepted Accounting Principles (a.k.a., GAAP), applicable laws and provisions outlined in this agreement, including accounting books and records, regarding LICENSED PRODUCT manufacturing, sales, shipment, returns, deduction and promotion ledgers, written policies and procedures, approval forms, THIRD PARTY manufacturer’s agreements, if applicable, and general ledger entries, and any consumer comments and call logs and data (these books and records, collectively “RECORDS”).

12.2.	Audits. RECORDS will be subject to audit and reproduction by OWNER during the TERM and for 3 years subsequent to termination of this agreement. For the purpose of ensuring verification of compliance by LICENSEE with all requirements of this agreement, OWNER or its authorized representative will have the right to inspect and audit the RECORDS during regular business hours, on condition that OWNER will give LICENSEE at least 10 calendar days advance notice of its intention to do so.

12.3.	Audit Findings. If, based on OWNER’s audit or inspection of LICENSEE’s records related to this agreement, OWNER determines that the amount of royalties and other fees properly due to OWNER is greater than the amount reported and/or actually paid by LICENSEE to OWNER, and OWNER provides LICENSEE a copy of a report describing the underpayment, and showing, in reasonable detail, the basis upon which such underpayment was determined; then, within 30 calendar days from the date the report was provided to LICENSEE:

12.3.1.	Underpayment. LICENSEE will pay OWNER a sum of money equal to the underpayment as determined by OWNER, along with interest on the underpayment at a rate of [***]% per annum from the date the royalties were due until the date on which the underpayment is paid to OWNER; or

12.3.2.	Overpayment. OWNER will (a) credit the amount of any overpayment to the next payment date or (b) if there is no future payment due OWNER, refund the amount of the overpayment.

12.4.	Contesting Audit Findings. If LICENSEE wants to contest OWNER’s determination of an amount of LICENSEE’s underpayment of royalties, then LICENSEE will provide written notice to OWNER. In response to this written notice, OWNER may, at OWNER’s discretion, request an independent auditor, reasonably acceptable to LICENSEE, to review the RECORDS and/or the basis on which OWNER determined the amount of underpayment. If the auditor confirms OWNER’s claim, or concludes that the underpayment was larger than the amount estimated by OWNER, then LICENSEE will, within 30 calendar days from the date of the auditor’s conclusions, remit to OWNER a sum equal to the deficiency determined by the auditor and all actual costs of the independent audit will be borne by LICENSEE; along with interest on the underpayment, at a rate of 12% per annum, from the date on which the royalties were due from LICENSEE until the date on which the underpayment is paid to OWNER.

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13.	Assignment & Delegation

13.1.	OWNER Assignment of agreement. This agreement may be assigned in whole or part by OWNER to any OWNER AFFILIATE or other THIRD PARTY and this agreement will benefit and be binding on any assignees of OWNER to the extent set forth in the applicable assignment document.

13.2.	OWNER Assignment of IP. Despite Paragraphs 15.1 (Authority) and 15.2. (Ownership & Right to License), OWNER may assign to any OWNER AFFILIATE or other THIRD PARTY any intellectual property rights licensed by OWNER to LICENSEE under this agreement, on condition that a written agreement is entered into binding the AFFILIATE or other THIRD PARTY to the licensor obligations of this agreement with respect to such assigned intellectual property rights.

13.3.	No Assignments or Delegations by LICENSEE. The rights and licenses granted by OWNER in this agreement are personal to LICENSEE and this agreement is entered into because of OWNER’s reliance upon the knowledge, experience, skill, and integrity of LICENSEE. This agreement, the license(s) and any other rights granted to LICENSEE under this agreement, and/or any duties to be performed by LICENSEE under this agreement will not be delegated, assigned, transferred, hypothecated, sublicensed, encumbered, or otherwise disposed of –including by merger (whether that party is the surviving or disappearing entity), consolidation, dissolution, or operation of law– without first obtaining the consent in writing of OWNER, which may be withheld in OWNER’s reasonable discretion. If OWNER grants such consent, then all future delegations, assignments, transfers, hypothecations, sublicenses, encumbrances, or other disposals of any new party’s rights and/or duties under this agreement will not occur without written consent from OWNER; such consent may be withheld in OWNER’s discretion. Any attempted assignment without OWNER’s consent will be void and will automatically terminate all rights of LICENSEE under this agreement. This paragraph notwithstanding, if LICENSEE forms one or more new companies for the commercial manufacture of LICENSED PRODUCT or for project financing purposes, OWNER will not unreasonably withhold consent to assign or sublicense.

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14.	Confidentiality

14.1.	Disclosure of INFORMATION. It is understood that confidential information might be disclosed by one PARTY (“DISCLOSER”) to the other PARTY (“RECEIVER”) for purposes of enabling the RECEIVER’s performance under this agreement. This confidential information may include commercial plans, customer lists, data, designs, drawings, financial projections, findings, formulae, ideas, inventions, know-how, new products, plans, photographs, pricing information, processes, reports, samples, sketches, specifications, and studies (collectively “INFORMATION”).

14.2.	Obligation of Confidentiality. The RECEIVER will: (a) maintain the INFORMATION in confidence using the same degree of care, but no less than a reasonable degree of care, as RECEIVER uses to protect its own confidential information of a like nature; (b) use the INFORMATION solely in connection with RECEIVER’s performance of this agreement; and (c) not disclose the INFORMATION to any THIRD PARTIES except where such disclosure is necessary to enable RECEIVER’s performance under this agreement. Before RECEIVER discloses any INFORMATION to a THIRD PARTY, RECIEVER will get written approval from DISCLOSER to disclose the INFORMATION, and RECEIVER will enter into a confidentiality agreement with the receiving THIRD PARTY which is no less restrictive than this Section 14. But, the RECEIVER will have no obligation under this Article 14 with respect to any specific portion of INFORMATION that:

14.3.	Prior Possession. is already in the RECEIVER’s possession at the time of disclosure by the DISCLOSER, as established by competent documentary evidence;

14.4.	Publicly Available. is or later becomes available to the public, other than by the RECEIVER’s default of this Article 14;

14.5.	Received From Others. is received from a THIRD PARTY having no obligation of confidentiality to the DISCLOSER;

14.6.	Independently Developed. is independently developed by the RECEIVER by personnel not aware of the INFORMATION of the DISCLOSER, as established by competent documentary evidence; or

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14.7.	Disclosed to Others. corresponds to that furnished by the DISCLOSER to any THIRD PARTY on a non-confidential basis other than in connection with limited consumer testing.

14.8.	Required Disclosure by Law / Regulation. If RECEIVER is required by law or government regulation to disclose DISCLOSER INFORMATION (“COMPELLED DISCLOSURE”), then RECEIVER will: (a) provide prompt reasonable prior notice to the DISCLOSER of the COMPELLED DISCLOSURE so that DISCLOSER may take steps to protect DISCLOSER’s confidential information, and (b) provide reasonable cooperation to DISCLOSER in DISCLOSER’s protecting against the COMPELLED DISCLOSURE and/or obtaining a protective order narrowing the scope of the COMPELLED DISCLOSURE or use of the INFORMATION. If DISCLOSER is unable to obtain such protection against the COMPELLED DISCLOSURE, then despite the commitments set forth in Paragraph 14.2 (Obligation of Confidentiality) RECEIVER will be entitled to disclose the DISCLOSER’s INFORMATION (aa) only as and to the extent necessary to legally comply with the COMPELLED DISCLOSURE and (bb) on condition that RECEIVER exercises reasonable efforts to obtain reliable assurance that the DISCLOSER’s INFORMATION is treated as confidential to the extent allowable by the law or government regulation requiring the COMPELLED DISCLOSURE. Such COMPELLED DISCLOSURE does not otherwise waive the non-use and confidentiality obligations set forth in Paragraph 14.2 (Obligation of Confidentiality) with respect to other uses and/or other disclosures of such INFORMATION.

14.9.	Representation That No Disclosure Required. LICENSEE represents as of the EFFECTIVE DATE that LICENSEE does not need to disclose the terms of this agreement for any reasons permitted by Paragraph 14.8 (Required Disclosure by Law/Regulation).

14.10.	Term of Confidentiality. Despite termination of this agreement, the obligations of confidentiality and non-use of the RECEIVER under this Article 14 with respect to specific portions of INFORMATION that is not a trade secret will survive for a period of 5 years from termination of this agreement, or upon written release of such obligations by the DISCLOSER; whichever is earlier. The confidentiality of trade secrets will be maintained by the RECIEVER indefinitely or until the trade secret falls into one of the following exceptions to confidentiality: 14.4 (Publicly Available); 14.5(Received From Others); 14.6 (Independent Developed); or 14.7 (Discloser to Others). Following termination of the obligations of confidentiality under this Article 14 (Confidentiality), the RECEIVER will be completely free of any express or implied obligations restricting disclosure and use of INFORMATION for which the termination of commitments applies, subject to the DISCLOSER’s patent and other intellectual property rights.

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14.11.	Disclosure of this agreement. LICENSEE will not divulge, permit, or cause LICENSEE’s officers, directors, or agents to divulge the substance of this agreement, other than to (a) its representatives and attorneys in the course of any legal proceeding to which either of the PARTIES is a party for the purpose of securing compliance with this agreement, or (b) its contract manufacturers for the purpose of complying with this agreement;. (c) as required by lenders, bankers, investors, insurers; in either case, LICENSEE will disclose only those portions of this agreement necessary for the respective purposes under (a) , (b) and (c) of this paragraph

15.	Other Representations & Warranties

15.1.	Authority. Subject to Paragraph 13.2 (OWNER Assignment of IP), each of the PARTIES represents as of the EFFECTIVE DATE and warrants for the TERM that it has authority to enter into this agreement and to perform its obligations under this agreement and that it has been authorized to sign and to deliver this agreement.

15.2.	Ownership & Right to License. Subject to Paragraph 13.2 (OWNER Assignment of IP), OWNER represents as of the EFFECTIVE DATE that:

15.2.1.	Licensed Patents. OWNER owns OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS.

15.2.2.	Right to License. OWNER has the right to license the OWNER’S PRE-EXISTING IP, LICENSED IP, and IMPROVEMENTS under this agreement.

15.3.	Technical Information – No Liability. Nothing in this agreement will be deemed to be a representation or warranty by OWNER of the accuracy, safety, or usefulness for any purpose of any technical information, techniques, or practices at any time made available by OWNER or any OWNER AFFILIATE. Neither OWNER nor any OWNER AFFILIATE will have any liability to LICENSEE or any other PERSON for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed on LICENSEE or any other PERSON, however caused, related to or arising out of or from: (a) the production, use, or sale of any apparatus or product, including LICENSED PRODUCT; (b) the use of any technical information, techniques, or practices disclosed by OWNER or any OWNER AFFILIATE; or (c) any advertising or other promotional activities with respect to any of the foregoing.

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15.4.	Express Disclaimer. OWNER disclaims all representations and warranties –implied, arising by operation of law or cause of conduct, or otherwise–, including warranties of merchantability, fitness for a particular purpose, and non-infringement. OWNER does not represent or warrant the patentability, validity, or enforceability of LICENSED IP; or that LICENSED IP will not be limited by the rights of THIRD PARTIES. OWNER will not have any liabilities or responsibilities with respect to PRODUCT.

16.	Infringement

16.1.	Notification of Infringements. If LICENSEE becomes aware of any infringement by a THIRD PARTY of the LICENSED PATENTS, LICENSEE will promptly notify OWNER in writing and will provide OWNER any information LICENSEE has in support of such belief.

16.2.	Infringement Action. LICENSEE and OWNER will promptly provide written notice, to the other party, of any alleged infringement by a THIRD PARTY of the LICENSED PATENTS and provide such other PARTY with any available evidence of such infringement. In the event there is good reason to believe infringement of any of the LICENSED PATENTS is occurring, OWNER will take prompt action to abate or settle such infringement. OWNER shall have the right to institute an action in its own name, in so far as permitted by law, to abate the infringement and may join LICENSEE as a plaintiff, only if without cost to LICENSEE.

16.2.1.	During the term of this agreement, OWNER will have the right but not an obligation to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the LICENSED PATENTS. OWNER will promptly provide LICENSEE copies of all litigation pleadings and other documents submitted to the court. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the written consent of LICENSEE, which consent will not unreasonably be withheld.

16.2.2.	In the event OWNER institutes an action for infringement of LICENSED PATENTS in its own name and a settlement is entered into or monetary damages are awarded in a final non-appealable judgment, the amount paid as a result of such settlement or the monetary damages awarded will first be applied to the payment of OWNER’s out-of-pocket expenses, including attorney’s fees and court costs incurred in the action, and the balance of any such amount will be divided appropriately between OWNER and LICENSEE with reference to the relative monetary injury suffered by each as a result of the infringement for which such amount is recovered.

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16.2.3.	In any suit to enforce and/or defend the LICENSED PATENTS pursuant to this agreement, the PARTY not in control of such suit will, at the request and expense of the controlling PARTY, cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

17.	Indemnification & Insurance

17.1.	Indemnification by LICENSEE. LICENSEE assumes all responsibility as to the manufacture, use, marketing, distributing and sale of LICENSED PRODUCT and for any LIABILITY however caused, related to or arising out of or from the manufacture, use, marketing, distribution, and/or sale of LICENSED PRODUCT, and/or related to or arising out of or from LICENSEE’s breach of any representation, warranty, obligation, or agreement by LICENSEE contained in this agreement. LICENSEE indemnifies OWNER PARTIES from and against any THIRD PARTY LIABILITY incurred by any OWNER PARTIES related to or arising out of or from the manufacture, use, marketing, distribution, and/or sale of LICENSED PRODUCT by LICENSEE and/or related to or arising out of or from LICENSEE’s breach of any representation, warranty, obligation, or agreement by LICENSEE contained in this agreement. OWNER will, at the request and expense of LICENSEE, give LICENSEE all reasonable assistance in any such proceedings.

17.1.1.	“OWNER PARTIES” means any of: OWNER; OWNER AFFILIATEs; any agents, officers, directors, and employees of OWNER; and any agents, officers, directors, and employees of OWNER’s AFFILIATEs.

17.1.2.	“LIABILITY” means administrative action, cause of action, claim, damages, expenses, liability, loss, and suit (including reasonable attorney fees and costs) including any damages for personal injuries, including death and property damage and any other costs of whatsoever nature.

17.2.	Insurance. LICENSEE will acquire and maintain at its sole cost and expense throughout the TERM Commercial General Liability insurance, including product liability and contractual liability coverage, underwritten by an insurance company that has been rated at least A-VI by the most recent edition of Best’s Insurance Report. The financial status of an insurance company located outside of the United States must be acceptable to OWNER. This insurance coverage will provide protection against all claims, demands, causes of action, or damages, including attorneys’ fees, arising out of any alleged defect in the LICENSED PRODUCT, or any use thereof, of not less than $[***] combined single limit for bodily injury, including death, personal injury and property damage, and with a deductible no greater than $[***] through the end of Phase 3 and not less than $[***] combined single limit for bodily injury, including death, personal injury and property damage, and with a deductible no greater than $[***] after Phase 3. The insurance policy will name OWNER as an additional insured party. In addition, LICENSEE will name OWNER as an insured on all excess or umbrella policies carried by LICENSEE. As it relates to LICENSEE’s indemnification obligations, all self-insurance, risk financing techniques and/or insurance policies maintained by LICENSEE will be primary to and not excess or contributory with respect to any insurance or self-insurance maintained by OWNER.

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17.3.	Insurance Certificate & Maintenance of Coverage. Within 30 calendar days after the EFFECTIVE DATE (and thereafter at the end of each CONTRACT YEAR and at least 30 calendar days prior to the termination of coverage as evidenced by the Certificate of Insurance), LICENSEE will furnish OWNER with a Certificate of Insurance evidencing the foregoing insurance coverage, and including a copy of the additional insured endorsement.

17.4.	LICENSEE’s Performance. Nothing in this Article 17 will restrict, limit, waive, or excuse LICENSEE’s performance of any other obligations set forth elsewhere in this agreement.

17.5.	LIMITATION ON LIABILITIES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES. THE LIABILITIES LIMITED BY THIS SECTION 17.5 APPLY: (i) TO LIABILITY FOR NEGLIGENCE; (ii) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT PRODUCT LIABILITY, OR OTHERWISE; (iii) EVEN IF A PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF THE DAMAGES IN QUESTION AND EVEN IF SUCH DAMAGES WERE FORESEEABLE; AND (iv) EVEN IF A PARTY’S REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE. If applicable law limits the application of the provisions of this Section 17.5, each PARTY’s liability will be limited to the maximum extent permissible.

18.	Miscellaneous

18.1.	Applicable Law. All matters arising under or relating to this agreement are governed by the laws of the State of Ohio applicable to contracts made and performed entirely in such state, without regard to any principle of conflict or choice of laws that would cause the application of the laws of any other jurisdiction. Despite the above, the substantive law of the country of each respective LICENSED PATENT governs the validity and enforceability of the subject LICENSE PATENT.

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18.2.	Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this agreement will refer to this agreement as a whole and not to any particular provision of this agreement. The use of the words “include” or “including” in this agreement will be by way of example rather than by limitation. The phrase “and/or” will be deemed to mean, e.g., X or Y or both. The meanings given to terms defined in this agreement will be equally applicable to both the singular and plural forms of these terms. Unless stated specifically to the contrary, all amounts referenced in this agreement are stated in, and must be paid in, United States Dollars, and the symbol “$” means United States dollars.

18.3.	Agreement Negotiated. The PARTIES have participated jointly in the negotiation and drafting of this agreement. If any ambiguity or question of intent or interpretation arises, this agreement will be construed as if drafted jointly by the PARTIES, and no presumption or burden of proof will arise favoring or disfavoring any PARTY by virtue of the authorship of any of the provisions of this agreement.

18.4.	Headings. Headings or titles to sections or attachments of this agreement are provided for convenience and are not to be used in the construction or interpretation of this agreement. All references to sections and attachments will be to the sections and attachments of this agreement, unless specifically noted otherwise. Reference to a section includes the referenced section, and all sub-sections included within the referenced section.

18.5.	Counterparts. This agreement may be signed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. A facsimile or .pdf copy of a signature of a PARTY will have the same effect and validity as an original signature.

18.6.	Dispute Resolution. It is the intention of both PARTIES to attempt to settle all issues between the PARTIES arising from this agreement by negotiations between the PARTIES. But, should such efforts not be successful, all such disputes will be brought exclusively before the appropriate courts in the State of Ohio, Hamilton County.

18.7.	Effect of Supply Relationship. The terms contained in this agreement are independent of any contractual supply agreements between OWNER and LICENSEE for purchase of LICENSED PRODUCT for use by OWNER.

18.8.	Entire Agreement / Amendments. This agreement, including any attached schedules, exhibits, or other attachments, constitutes the entire understanding between the PARTIES with respect to the subject matter contained in this agreement and supersedes all prior agreements, understandings, and arrangements whether oral or written between the PARTIES relating to the subject matter of this agreement, except as expressly set forth in this agreement. No amendment to this agreement will be effective unless it is in a subsequent writing signed with the same formalities as this agreement.

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18.8.1.	Cross-Termination Clause Exception. Despite Paragraph 18.8 (Entire agreement / Amendments), this agreement does not supersede any rights set forth in any previous or future agreement (“PREV/FUT AGREEMENT”) between the PARTIES that may give the OWNER the right, following termination of the PREV/FUT AGREEMENT, to also terminate any other agreement OWNER may have with LICENSEE, including termination of this agreement.

18.9.	Expenses. Except as specifically provided to the contrary in this agreement, all costs, fees and/or expenses incurred in connection with this agreement will be paid by the PARTY incurring such costs, fees and/or expenses.

18.10.	Force Majeure. Neither OWNER nor LICENSEE will be liable to the other for any failure to comply with any terms of this agreement to the extent the failure is caused directly or indirectly by acts or occurrences beyond the control of or without fault on the part of either PARTY, including: acts of nature, fire, government restrictions or other government acts, strike or other labor dispute, riots, insurrection, terrorism, threats of terrorism, or war (whether or not declared). But, LICENSEE will continue to be obligated to pay OWNER when due all amounts which it will have duly become obligated to pay in accordance with the terms of this agreement and OWNER will continue to be bound by any exclusivity provisions under this agreement. Upon the occurrence of any event of the type referred to in this Paragraph 18.11, the affected PARTY will give prompt notice to the other PARTY, together with a description of the event and the duration for which the affected PARTY expects its ability to comply with the provisions of this agreement to be affected. The affected PARTY will devote reasonable efforts to remedy to the extent possible the condition giving rise to the failure event and to resume performance of its obligations under this agreement as promptly as possible.

18.11.	Further Assurances. Each PARTY will sign and deliver those additional documents or take those additional actions as may be reasonably requested by the other PARTY if the requested document or action is reasonably necessary to accomplish the purposes of or obligations imposed under this agreement.

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18.12.	Inquiries. All inquiries by THIRD PARTIES with respect to this agreement will be directed to OWNER.

18.13.	No Special Payments. OWNER does not make any special payments, in cash or in kind, either directly or indirectly, to any THIRD PARTY with a view to influencing unduly the decision of the THIRD PARTY in order to obtain any benefit or advantage. Nothing in this agreement authorizes LICENSEE to make any such special payments, either directly or indirectly, in the performance of its obligations under this agreement, nor will OWNER reimburse any such special payments.

18.14.	No Third Party Beneficiaries. Despite anything in this agreement to the contrary, nothing in this agreement, expressed or implied, is intended to confer on any PERSON other than the PARTIES or their respective permitted successors and assignees, any rights, remedies, obligations, or liabilities under or by reason of this agreement.

18.15.	Non-reliance. In evaluating and entering into this agreement neither PARTY relied and are not relying on any representations, warranties, agreements, or other statements, whether oral or written, of the other, including with regard to any level of profitability, except those representations, warranties, and agreements specifically set forth in this agreement.

18.16.	Non-waiver. If either PARTY at any time waives any of its rights under this agreement or the performance by the other PARTY of any of its obligations under this agreement, the waiver will not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

18.17.	Notices. All notices under this agreement will be sent to the respective PARTIES at the following addresses (or such other addresses as a PARTY designates for itself, to the other PARTY by written notice) by certified or registered mail, or sent by a nationally recognized overnight courier service; and will be deemed to have been given one day after being sent:

If to LICENSEE:

Innventure

11 E Hubbard Street

Chicago, IL 60611

Attention: Mike Otworth

And copy to:

Corridor Legal, Chartered

907 E. Strawbridge Ave.

Suite 101

Melbourne, FL 32901

Attention: Mark Mohler

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If to OWNER:	The Procter & Gamble Company
Two Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Chris Rose
Director, Global Business Development
And copy to:

The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Associate General Counsel,
Director, Global Legal Transactions C-9

18.18.	Other Consents & Licenses. LICENSEE understands that that the terms of this agreement might not constitute all the consents or licenses required in order to manufacture, import, and/or sell the LICENSED PRODUCT, and acknowledges that LICENSEE is solely responsible for obtaining all other licenses or consents that might be so required.

18.19.	Relationship Between the PARTIES. This agreement does not constitute LICENSEE as the agent or legal representative of OWNER, or OWNER as the agent or legal representative of LICENSEE for any purpose. Neither PARTY is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other PARTY or to bind the other PARTY in any manner or thing. LICENSEE’s employees will not represent themselves as being representatives of or otherwise employed by OWNER. Nothing in this agreement will be construed as creating the relationship of employer and employee, joint venture, partnership, distributorship, franchise, agency or consignment between the PARTIES.

18.20.	Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the PARTIES will use their reasonable efforts to reform the portions of this agreement declared invalid to realize the intent of the PARTIES as fully as practicable, and the remainder of this agreement and the application of the invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each of the remaining terms and provisions of this agreement will remain valid and enforceable to the fullest extent of the law.

Execution Version

18.21.	Solicitation & Hiring. During the TERM and for the 12 months immediately following termination of this agreement, neither PARTY will solicit for employment directly or indirectly, nor employ, any employees of the other PARTY with whom it has had more than incidental contact in the course of performing its obligations under this agreement without the prior approval of the first PARTY. If an employee terminates with a PARTY then the other PARTY will neither solicit for employment directly or indirectly, nor employ such employee for a period of 90 days after the termination of such employee’s employment. This provision will not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements is deemed a breach of this Paragraph, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this Paragraph, and/or the hiring party acts with knowledge of this hiring prohibition.

18.22.	Time of the Essence. Subject to the next full sentence, time is of the essence in this agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this agreement during a certain period of time or by a particular date that ends or occurs on a non-BUSINESS DAY, then the period or date will be extended until the immediately following BUSINESS DAY.

The PARTIES, by their authorized representatives, sign this agreement in duplicate; with each PARTY receiving one of the signed originals of this agreement.

[Signature page follows - The remainder of this page is blank]

Execution Version

For: Air Assist LLC		For: The Procter & Gamble Company

By:	/s/Richard K. Brenner	By:	/s/ Chris Rose

Name:	Richard K. Brenner	Name:	Chris Rose

Title:	Authorized Person	Title:	Director, Global Business Development

Date:	02/15/2018	Date:	02/16/2018

Execution Version

Schedule 1.1 - Definitions

1.1.1.	“AFFILIATE” means, with respect to any PERSON as of the date on which, or at any time during the period for which, the determination of affiliation is being made, any other PERSON: (a) directly or indirectly controlling the party in question, (b) directly or indirectly being controlled by the party in question, or (c) being controlled by another PARTY that also controls the party in question. As used in the preceding sentence, “control” and “controlled” as used with respect to any PARTY mean, through direct or indirect beneficial ownership of more than 45% of the voting or equity interest in another PARTY, the power to direct or cause the direction of the management and policies of such other PARTY.

1.1.2.	“AIR ASSIST” means packages with a flexible bottom and flexible side walls that incorporate air pouches.

1.1.3.	“BUSINESS DAY” means any day other than Saturday, Sunday, US federal holiday, or an Ohio holiday. Any other reference to day or days will include Saturday, Sunday, US federal holiday, or an Ohio holiday.

1.1.4.	“COMMERCIAL PATENT AND KNOW-HOW LICENSE” is defined in Paragraph 4.6.

1.1.5.	“COMMERCIAL PLANT” means a facility containing 1 or more manufacturing lines capable of producing AIR ASSIST PRIMARY PACKAGES at commercial scale volumes.

1.1.6.	“COMPELLED DISCLOSURE” is defined in Paragraph 14.8.

1.1.7.	“CONCEPTUAL PLAN” is defined in Exhibit 1.

1.1.8.	“CONTRACT YEAR” means a subject period during the TERM commencing on January 1 and ending on December 31, unless otherwise noted; but the first CONTRACT YEAR (i.e., CONTRACT YEAR 1) for purposes of this agreement begins on the EFFECTIVE DATE and ends on December 31, 2018.

1.1.9.	“DISCLOSER” is defined in Paragraph 14.1.

1.1.10.	“DISCOUNTS AND DEDUCTIONS” means all credits and allowances on account of (a) damaged merchandise; (b) rejection, RETURNS, billing errors, and retroactive price reductions; (c) incentive discounts for (i) ordering in quantity to receive reduced price, and/or (ii) payment within a stipulated time period; (d) duties actually paid on LICENSED PRODUCT; (e) excise, sale and use taxes, and equivalent taxes actually paid on LICENSED PRODUCT; and (f) any other discounts that reduce pricing for the customer or end consumer, including temporary price reductions, coupons and promotional spending with retail customers; where items (a)-(f) are discounts employed in the ordinary course of business consistent with LICENSEE’s discount practices generally applicable, and consistently applied, to all of LICENSEE’s products.

Execution Version

1.1.11.	“EFFECTIVE DATE” is defined in the Preamble.

1.1.12.	“FTE” is defined in Paragraph 2.5.

1.1.13.	“GROSS SALES” means all revenues actually received from sales, prior to any adjustments resulting from DISCOUNTS AND DEDUCTIONS, of LICENSED PRODUCT sold to THIRD PARTIES (including distributors, customers and/or consumers) by LICENSEE.

1.1.14.	“IMPROVEMENTS” means all technical ideas, discoveries, drawings, inventions, know-how, and formulation technology, conceived by either PARTY during the TERM, whether or not patentable (“DEVELOPMENT”), that are within the scope of a VALID CLAIM; and does not mean or include DEVELOPMENTs that are useful in practicing the invention of a VALID CLAIM, but do not themselves infringe a VALID CLAIM.

1.1.15.	“AIR ASSIST FILINGS” are defined in Paragraph 6.2.

1.1.16.	“INFORMATION” is defined in Paragraph 14.1.

1.1.17.	“LAWS” is defined in Paragraph 11.2.

1.1.18.	“LIABILITY” is defined in Paragraph 17.1.2.

1.1.19.	“LICENSED IP” means LICENSED PATENTS and LICENSED KNOW-HOW.

1.1.20.	“LICENSED KNOW-HOW” means unpublished research and development information, unpublished unpatented inventions, unpublished technical data, and trade secrets, in the possession of OWNER as of the EFFECTIVE DATE, that are reasonably necessary for the manufacture or use of LICENSED PRODUCT, that OWNER has the right to provide to LICENSEE and that is not already known by LICENSEE.

1.1.21.	“LICENSED PATENTS” means those patent applications and patents that are owned and/or controlled by OWNER, as identified in Schedule 1.1.21 (LICENSED PATENTS), and any continuations, continuations-in-part, divisionals, reexaminations, reissues, renewals, substitutions, and foreign counterparts or equivalents thereof.

Execution Version

1.1.22.	“LICENSED PRODUCT” means the individual AIR ASSIST PRIMARY PACKAGES made according to OWNER’s LICENSED IP, whether empty or filled, and the manufacturing processes, other technology relating to PRIMARY PACKAGES with flexible bottom and side walls which incorporate air pouches.

1.1.23.	“LICENSEE” is defined in the Preamble.

1.1.24.	“MFN PRICING” is defined in Paragraph 4.11.

1.1.25.	“NET PROFIT” is defined in Exhibit 5.

1.1.26.	“NET SALES” means LICENSEE’s’ GROSS SALES to a THIRD PARTY of LICENSED PRODUCT less the total of the following: DISCOUNTS AND DEDUCTIONS.

1.1.26.1.	Deductions. Any of the deductions listed in Paragraph 1.1.26 (NET SALES) involving a payment by LICENSEE will be taken as a deduction against aggregate sales for the calendar quarter in which the expense is accrued by LICENSEE.

1.1.26.2.	US Dollars. NET SALES will be translated into United States dollars on an annual basis using the average of the exchange rates on the first and last working days of each quarter as published in the Wall Street Journal.

1.1.26.3.	Otherwise Distributed. Where LICENSED PRODUCT is not sold, but are OTHERWISE DISTRIBUTED, the NET SALES of the LICENSED PRODUCT will be the average of the NET SALES of the LICENSED PRODUCT that were sold to THIRD PARTIES during the most recent calendar quarter; and if there have been no previous sales of the LICENSED PRODUCT, then the NET SALES of such LICENSED PRODUCT will be the average selling price at which products of similar kind and quality, sold in similar quantities, are then currently being offered for sale by other manufacturers.

1.1.26.4.	Resale to AFFILIATE. In order to assure to OWNER the full royalty payments contemplated in this agreement, it is understood that if any LICENSED PRODUCT are sold to an AFFILIATE of LICENSEE for purposes of resale, then the royalties to be paid in respect to such LICENSED PRODUCT will be computed on the NET SALES at which the AFFILIATE purchaser for resale sells such LICENSED PRODUCT rather than upon the NET SALES of LICENSEE.

Execution Version

1.1.27.	“OTHERWISE DISTRIBUTED” means the transfer of LICENSED PRODUCT by LICENSEE to a THIRD PARTY for less than fair market value, other than for purposes of scrapping or donations to charitable institutions.

1.1.28.	“OWNER” is defined in the Preamble.

1.1.29.	“OWNER PARTIES” is defined in Paragraph 17.1.1.

1.1.30.	“PARTY” means either LICENSEE or OWNER, and “PARTIES” means the two collectively.

1.1.31.	“PATENT PROSECUTION” is defined in Paragraph 10.1.

1.1.32.	“PERSON” means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a governmental entity.

1.1.33.	“PHASE 1” means the development period for developing and improving the manufacturing process for LICENSED PRODUCT.

1.1.34.	“PHASE 1 DELIVERABLES” is defined in Paragraph 2.3.

1.1.35.	“PHASE 1 PATENT AND KNOW-HOW LICENSE” is defined in Paragraph 2.1.

1.1.36.	“PHASE 1 SUCCESS CRITERIA” is defined in Paragraph 2.4.

1.1.37.	“PHASE 1 TERM” is defined in Paragraph 2.10.

1.1.38.	“PHASE 2” means the scale-up period for manufacturing the LICENSED PRODUCT, utilizing a pilot plant.

1.1.39.	“PHASE 2 SUCCESS CRITERIA” is defined in Paragraph 3.5.

1.1.40.	“PHASE 2 TERM” is defined in Paragraph 3.9.

1.1.41.	“PHASE 2 WORK PLAN” is defined in Paragraph 3.4.

1.1.42.	“PHASE 3” means the period for the plant construction and initial operation for the manufacture of the LICENSED PRODUCT.

1.1.43.	“PHASE 3 TERM” is defined in Paragraph 4.4.

1.1.44.	“PRE-EXISTING IP” means intellectual property of a subject PARTY owned by that PARTY as of the EFFECTIVE DATE, including pre-existing intellectual property involved in the creation, production, and sale of the LICENSED PRODUCT under this agreement.

Execution Version

1.1.45.	“PREV/FUT AGREEMENT” is defined in Paragraph 18.8.1.

1.1.46.	“PRIMARY PACKAGE” means packages in immediate contact with the packaged product and is the first packaging layer in which the product is contained.

1.1.47.	“RECEIVER” is defined in Paragraph 14.1

1.1.48.	“RECORDS” is defined in Paragraph 12.1.

1.1.49.	“RETURNS” means LICENSED PRODUCT returned in the ordinary course of business consistent with LICENSEE’s return practices generally applicable, and consistently applied, to all of LICENSEE’s products.

1.1.50.	“SECURE FUNDING” means (a) in the case of equity funding, one or more closings for equity capital whether or not subject to tranches or milestone-based funding contingencies; and (b) in the case of debt financing, a commitment letter for debt funding whether or not subject to tranches, construction draws or milestone-based funding contingencies.

1.1.51.	“SOLE”, in reference to a license grant, means the OWNER grants the subject license to LICENSEE and not to any THIRD PARTIES, while still retaining a restricted right for OWNER to practice under the subject intellectual property in all fields of use, including in the licensed field(s) in the licensed channel(s) in the licensed territory(ies) solely for its OWNER’s products and brands around the world and not for sale to any THIRD PARTIES. OWNER will have the right to sublicense its retained rights to OWNER’s AFFILIATES in connection solely with OWNER’s brands.

1.1.52.	“TERM” is defined in Paragraph 7.1.

1.1.53.	“THIRD PARTY” means any individual, corporation, association or other entity that is not a PARTY.

1.1.54.	“USD” means United States dollars.

1.1.55.	“VALID CLAIM” means any claim in an unexpired, maintained patent included within LICENSED PATENTS and IMPROVEMENTs that has not been disclaimed, abandoned or held invalid by a decision beyond the right of review.

Execution Version

1.1.56.	“WARRANT AGREEMENT” means the warrant agreement to entered into between the PARTIES or their applicable AFFILIATEs in substantially the form attached as EXHIBIT 8.

[Remainder of page intentionally left blank.]

Execution Version

Schedule 1.1.21 - LICENSED PATENTS

#	P&G Case Number	Short Description	Earliest Priority Date	publication number
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]
10	[***]	[***]	[***]	[***]
11	[***]	[***]	[***]	[***]
12	[***]	[***]	[***]	[***]
13	[***]	[***]	[***]	[***]
14	[***]	[***]	[***]	[***]
15	[***]	[***]	[***]	[***]
16	[***]	[***]	[***]	[***]
17	[***]	[***]	[***]	[***]
18	[***]	[***]	[***]	[***]
19	[***]	[***]	[***]	[***]
20	[***]	[***]	[***]	[***]
21	[***]	[***]	[***]	[***]
22	[***]	[***]	[***]	[***]
23	[***]	[***]	[***]	[***]
24	[***]	[***]	[***]	[***]
25	[***]	[***]	[***]	[***]
26	[***]	[***]	[***]	[***]
27	[***]	[***]	[***]	[***]
28	[***]	[***]	[***]	[***]
29	[***]	[***]	[***]	[***]
30	[***]	[***]	[***]	[***]
31	[***]	[***]	[***]	[***]
32	[***]	[***]	[***]	[***]
33	[***]	[***]	[***]	[***]
34	[***]	[***]	[***]	[***]
35	[***]	[***]	[***]	[***]
36	[***]	[***]	[***]	[***]
37	[***]	[***]	[***]	[***]
38	[***]	[***]	[***]	[***]
39	[***]	[***]	[***]	[***]
40	[***]	[***]	[***]	[***]

Execution Version

EXHIBIT 1 - PHASE 1 DELIVERABLES

PHASE 1 deliverables:

●	Within 6 months from the EFFECTIVE DATE, LICENSEE will complete a technology roadmap for a first commercial production line of the LICENSED PRODUCT, a business model for making and selling the LICENSED PRODUCT, a key customer list, and technical partnerships identified (collectively, the “CONCEPTUAL PLAN”). LICENSEE will share the CONCEPTUAL PLAN with OWNER and within months 7-12 from the EFFECTIVE DATE, LICENSEE will, at LICENSEE’s option, incorporate OWNER’s feedback into the CONCEPTUAL PLAN.

Execution Version

EXHIBIT 2 - PHASE 1 SUCCESS CRITERIA

The following are the PHASE 1 SUCCESS CRITERIA:

●	Before the end of PHASE 1, LICENSEE will have a final CONCEPTUAL PLAN that is acceptable to LICENSEE. The CONCEPTUAL PLAN will lay out the roadmap for making the choice to move to a pilot plant or directly to a first COMMERCIAL PLANT, and will have a PHASE 2 staffing plan that may comprise any combination of LICENSEE employees, subcontractors, and LICENSEE funded employees of OWNER.

Execution Version

EXHIBIT 3 – PHASE 2 WORK PLAN

●	Within months 13-18 from the EFFECTIVE DATE, LICENSEE will commit to either develop a pilot plant before the commercial production line, or develop a commercial production line without a pilot plant.

●	If LICENSEE chooses to develop a pilot plant, the pilot plant will be operational within 30 months from the EFFECTIVE DATE.

●	If LICENSEE chooses to develop a commercial production line without a pilot plant, LICENSEE will have a plant design completed and an identified location for the plant before the end of PHASE 2.

Execution Version

EXHIBIT 4 – PHASE 2 SUCCESS CRITERIA

●	LICENSEE will achieve technical autonomy, which is defined as LICENSEE needing no further technical support from OWNER.

●	LICENSEE will have an operational pilot plant or a commercial scale plant design and a location for the commercial scale plant by the end of PHASE 2.

EXHIBIT 5 – NET PROFIT Calculation

NET PROFIT equals NET SALES minus the sum of direct and allocated costs. NET PROFIT can never be less than zero. NET PROFIT per package sold is NET PROFIT divided by the number of packages sold over the time frame of interest. LICENSEE’s transactions with third parties that impact any portion of the NET PROFIT calculation will be on terms no less favorable than an arm’s length transaction between two unaffiliated parties.

Within the 6 month period before the commercial sales of LICENSED PRODUCT begins, the PARTIES will meet to mutually agree on the definition of direct and allocated costs that go into the calculation of NET PROFIT. The agreed upon definitions will be added to EXHIBIT 7 and become a part of this agreement. EXHIBIT 7 will be updated and amended from time to time upon mutual agreement of the PARTIES.

The following are basic principles that the PARTIES will use to arrive at the definition of direct and allocated costs:

1.	Direct costs attributable to the LICENSED PRODUCT may include any combination of the following:

a.	The product cost, which is the sum of:

i.	material costs for the finished package;

ii.	manufacturing operating expenses which include, direct labor, contractor fees, utilities, supplies, rent, training and travel;

iii.	transportation costs, handling charges, logistics and warehousing;

iv.	manufacturing overhead, which includes plant management, labor, supplies, training and travel, and property taxes.

b.	Sales labor, distributor fees, and general management expenses.

c.	Debt service.

2.	Direct costs may further include depreciation on property, plant and equipment that is used exclusively for the manufacture of LICENSED PRODUCT. Depreciation on shared manufacturing, distribution and product development assets used to manufacture LICENSED PRODUCT will be shared pro-rata based upon an allocation process to be mutually agreed to in writing by the PARTIES.

3.	Allocated costs are the costs that cannot be attributed solely to the business.

Execution Version

EXHIBIT 6 – Examples of Annual Royalty Adjustments

EXHIBIT 7 - Annual Calculation of Direct and Allocated Costs

To be populated annually.

Execution Version

EXHIBIT 8 – Example of a Warrant Agreement

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES (CONCURRED IN BY COUNSEL FOR THE COMPANY) THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Warrant No.: 001	Original Date of Issue: February XX, 2018

AIR ASSIST LLC

UNIT PURCHASE WARRANT

On the terms and subject to the conditions set forth in this Unit Purchase Warrant (this “Warrant”), for good and valuable consideration paid, The Procter & Gamble Company, or such person to whom this Warrant is properly transferred pursuant to Section 9 (the “Holder”), is hereby entitled, at any time during the Exercise Period (as defined below), to purchase a number of duly authorized, validly issued, fully paid and nonassessable Class B Units of Air Assist LLC, a Delaware LLC (the “Company”), (as such number of Class B Units may be subject to adjustment as provided herein), equal to an amount that initially represents 10% of all of the outstanding equity of the Company, on a fully diluted basis, including any Units reserved for issuance as a result of any equity-based award. The aggregate exercise price for all such Class B Units will equal one dollar ($1.00).

For purposes of this Warrant, (a) the term “Warrant Unit” means the Company’s Class B Units issuable pursuant to this Warrant and (b) the term “Exercise Price” means an aggregate price of one dollar ($1.00). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Company’s Limited Liability Company Operating Agreement as in effect as of XXX, XX, 20XX.

1.       Number of Units Subject to Warrant. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon exercise as set forth in Section 2, to purchase from the Company, at a price equal to the Exercise Price, up to XXX,XXX (XXX,XXX) Warrant Units.

2.       Exercise

2.1       Exercise Period

The “Exercise Period” of this Warrant shall commence at the signing of this Unit Purchase Warrant and shall terminate on the earliest to occur of (a) the closing of a Change of Control Transaction, or (b) the closing of a Qualified IPO. The Company shall provide at least twenty (20) days written notice prior to an event described in Sections 2.1(a) or 2.1(b).

Execution Version

2.2       Procedure for Exercise

This Warrant may be exercised at any time during the Exercise Period, in whole or part, by delivering to the Company (a) the form of Exercise Notice attached hereto in substantially the form attached hereto as Exhibit A duly completed and executed by the Holder, (b) this Warrant certificate, and (c) cash, a bank cashier’s check or wire transfer of immediately payable funds payable to the Company in the amount of the Exercise Price. The Holder will be deemed to be the holder of record of the Warrant Units as to which the Warrant was exercised in accordance with this Warrant, effective on the date and time such exercise is completed and all documents specified above are delivered to and accepted by the Company.

3.       Delivery of Unit Certificate

Within ten days after the exercise of this Warrant (in full or in part) and payment of the Exercise Price, the Company shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable Warrant Units to which the Holder shall be entitled upon such exercise and (b) a replacement Warrant for the number of Warrant Units to which the Holder remains entitled to purchase. In the event of any partial exercise hereunder, the Exercise Price for the remaining Warrant Units shall equal one dollar ($1.00).

4.       Reservation of Warrant Unit

The Company covenants and agrees that all Warrant Units that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have the authority to issue a sufficient number of Warrant Units to provide for the exercise of the rights represented by this Warrant. If at any time prior to the end of the Exercise Period the Company is not authorized to issue Warrant Units sufficient to permit exercise of this Warrant, the Company will take such company action as may, in the opinion of its counsel, be necessary to be authorized to issue Warrant Units in a number as is sufficient for such purposes.

5.       Effect of Reorganization

(a)       Reorganization—No Change in Control

If a merger, consolidation, share exchange, acquisition of all or substantially all of the property or Unit, liquidation, or other reorganization of the Company (collectively, a “Reorganization”) is to be effected prior to expiration of the Exercise Period, as a result of which the Members of the Company will receive cash, Units, or other property in exchange for their Units and the holders of the Company’s voting equity securities immediately prior to such Reorganization (assuming conversion of all convertible securities and exercise of all options, warrants, and other exercisable securities after giving effect to any acceleration of vesting provisions that will apply in connection with such transaction) together will own a majority interest of the voting equity securities of the successor entity (or its parent) following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of securities resulting from such Reorganization (and cash and other property) to which a holder of the Company’s Class B Units would have been entitled in such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any units deliverable after that event upon the exercise of this Warrant. The Company will provide the Holder with at least 20 days prior written notice of any such contemplated Reorganization.

Execution Version

(b)       Reorganization—Change in Control; Qualified IPO Termination of Warrant

If a Reorganization is to be effected prior to expiration of the Exercise Period that will constitute a Change of Control Transaction, or there will be a Qualified IPO, the Company shall provide the Holder an opportunity to exercise this Warrant in full at least 20 days prior to the date on which a record will be taken for determining rights to vote, if any, in respect of such Reorganization or Qualified IPO. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall expire upon the closing of such Change of Control Transaction or Qualified IPO to the extent not exercised prior to such closing (including an exercise that is effective upon, or immediately prior to, such closing).

6.       Adjustments for Unit Splits; Conversion or Exchange of Warrant Unit; Anti Dilution Protection.

(a)       If the Company’s outstanding Class B Units shall be subdivided into a greater number of units or a dividend in Class B Units shall be paid in respect of Class B Units, the number of Warrant Units purchasable upon the exercise of this Warrant shall be pro partially adjusted. If outstanding Class B Units shall be combined into a smaller number of units, the number of Warrant Units purchasable upon the exercise of this Warrant shall be pro partially adjusted.

(b)       In the event that the Company’s Class B Units are exchanged for or reclassified into units of a different class or series, this Warrant shall thereafter be exercisable for the number and class of units into which the Class B Units otherwise purchasable under this Warrant would have been converted, exchanged, or reclassified if this Warrant had been exercised in full immediately prior to any such transaction.

(c)       The number of Warrant Units exercisable upon full exercise of this Warrant initially represents a 10% Sharing Percentage in the Company, calculated on a fully diluted basis. The Sharing Percentage represented by this Warrant will be subject to adjustment on a pari passu basis with all outstanding Class B Units at any given time; provided however, that the number of Warrant Units exercisable upon full exercise of this Warrant (including any Warrant Units already exercised under this Warrant) is not reduced below a 7.5% Sharing Percentage in the Company, calculated on a fully diluted basis. To the extent that the total number of Warrant Units exercisable upon full exercise of this Warrant (including any Warrant Units already exercised under this Warrant) would be reduced below a 7.5% Sharing Percentage in the Company, calculated on a fully diluted basis, the number of Warrant Units purchasable upon the exercise of this Warrant shall be increased such that the total number of Warrant Units exercisable upon full exercise of this Warrant (including any Warrant Units already exercised under this Warrant) would be equal to a 7.5% Sharing Percentage in the Company, calculated on a fully diluted basis. The aggregate Exercise Price for the exercise of all Warrant Units after any adjustment under this Section 6(c) will be the same as the aggregate Exercise Price prior to such adjustment.

Execution Version

7.         Compliance With Securities Act.

(a)       Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Units issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Units issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act (defined below), or any applicable state securities laws. This Warrant and all Units issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM, AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THAT EFFECT. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.”

(b)       Restricted Securities. The Holder understands that this Warrant and the Units issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for herein and in the Purchase Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

8.       Fractional Units

No fractional Warrant Units shall be issued upon the exercise of this Warrant. In lieu of fractional units, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional unit (as determined in good faith by the Company’s Board of Directors) on the date of exercise.

Execution Version

9.       Restrictions on Transfer

Neither this Warrant nor any securities issued upon exercise of this Warrant may be transferred or assigned by the Holder without the consent of the Company, except to an affiliate of such Holder; provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant; and (c) such assignment shall be effective only if, immediately following such transfer, the further disposition of this Warrant and any securities issued upon exercise of this Warrant by the transferee or assignee is restricted under the Securities Act of 1933, as amended. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred. Subject to the foregoing, this Warrant and the rights of the Holder hereunder may be transferred, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to any person or entity who agrees to be bound hereby as the Holder, and the rights and obligations of the Holder hereunder shall be binding upon and shall inure to the benefit of any such successors, assigns, and transferees.

10.       No Member Rights

This Warrant shall not entitle the Holder to any voting rights or any other rights as a Member of the Company or to any other rights whatsoever except the rights stated herein.

11.       Member Rights

Upon exercise, the Holder will be entitled to become a party to the Limited Liability Operating Agreement of the Company, dated February XX, 2018, as the same may be amended from time to time.

12.       Construction

The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

13.       Expiration

This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period. All restrictions set forth herein on the Units issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

Execution Version

14.       Exchange or Replacement of Warrant

If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the Holder and subject to compliance by Holder with the following sentence, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company’s right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant. The Holder shall reimburse the Company for any and all reasonable expenses and costs incurred by the Company in connection with issuing a new Warrant under this Section 14.

15.       Waivers and Amendments

This Warrant or any provision hereof may be changed, waived, discharged, or terminated only by a statement in writing signed by the Company and the Holder. No course of dealing or any delay or failure to exercise any right, power, or remedy hereunder on the part of any Holder of this Warrant shall operate as a waiver or otherwise prejudice such Holder’s rights, powers or remedies.

16.       Notices

All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, faxed or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

If to Company:	Air Assist LLC
With a copy to:
If to Holder:	Addressed to the party to be notified at the Holder’s address as set forth under the Holder’s signature below.

Each of the foregoing parties shall be entitled to specify a different address by giving five days’ advance written notice as aforesaid to the other parties.

17.       Counterparts

This Warrant may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts will together constitute one instrument.

18.       Remedies

The Company acknowledges that the remedies at law of the Holder of the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring such Holder to post any bond or other security, unless otherwise required by applicable law (which cannot be waived by the Company).

Execution Version

19.       Severability

In case any provision in or obligation under this Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

Execution Version

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Air Assist LLC

By:

Name:

Its:

ACCEPTED AND AGREED:

The Procter & Gamble Company

By:

Name:
Its:

NOTICE ADDRESS:

The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, OH 45202
Attention: Corporate Secretary
Facsimile: (513) 983-2611

And copy to (which will not be deemed notice):

The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, OH 45202
Attention: Associate General Counsel, Director
Transactions Organization – C9

Execution Version

NOTICE OF EXERCISE

To: AIR ASSIST LLC

The undersigned hereby elects to purchase _______ Class B Units (as defined in the attached Warrant) of AIR ASSIST LLC, pursuant to the terms of the attached Warrant and payment of the Exercise Price per Unit required under such Warrant accompanies this notice;

The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, as presently in effect. The undersigned hereby represents and warrants that the undersigned is acquiring such Units for its own account for investment purposes only, and not for resale or with a view to distribution of such Units or any part thereof.

Date:_______________________

WARRANTHOLDER:

By:

Name:

Address:

Name in which Units should be registered:

Execution Version

EXHIBIT B

ASSIGNMENT FORM

TO: AIR ASSIST LLC

The undersigned hereby assigns and transfers unto _____________________________ of ______________________________________(Please typewrite or print in block letters) the right to purchase ____________ Units (as defined in the Warrant) of AIR ASSIST LLC subject to the Warrant, dated as of ______________________, by and between AIR ASSIST LLC and the undersigned (the “Warrant”).

This assignment complies with the provisions of Section 9 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

In addition, the undersigned and/or its assignee will provide such evidence as is reasonably requested by AIR ASSIST LLC, to evidence compliance with applicable securities laws as contemplated by Section 7 of the Warrant.

Date:	By:

(Print Name of Signatory)

(Title of Signatory)

ADDRESS:

EIN:

PHONE:

FACSIMILE: